UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): November 6, 2008

ZVUE Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Howard Street, Suite 600 San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Since inception, ZVUE Corporation (the “Company”) designed, produced and sold MP3 and related players. The Board of Directors of the Company has determined that this line of business is too capital intensive, and that competition for high and low end players were not favorable markets for the Company.
As the Company has determined that it should focus on its web related business, the Company will henceforth cease all activity related to players

As a consequence to this action, the Company will no longer generate income from the sale of players to Wal-Mart. Wal-Mart has been the Company’s primary customer and as a result, revenues will be materially adversely affected for the remainder of 2008 and beyond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE Corporation

Date: November 13, 2008	By:	/s/ Ulysses Curry
Name: Ulysses Curry
Title: Chairman and Interim Chief Executive Officer